Exhibit 10.24

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”), dated to be effective as of the 15th day of April, 2003, is by and among IMPCO Technologies, Inc., a Delaware corporation (the “Company”), and each of the undersigned lenders (each a “Lender” and collectively the “Lenders”).

BACKGROUND

A.	The Company requires additional capital to provide funding for the exercise of an option (the “BRC Option”) to acquire 50% of the outstanding equity interests of B.R.C. Societa a Responsibilita Limitata, an Italian limited liability company and to provide for working capital.

B.	The Company desires to raise these additional funds by accepting loans from the Lenders.

C.	The Lenders desire to lend the Company funds in exchange for notes and warrants issued by the Company on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW THEREFORE, the parties hereby agree as follows:

1. Purchase and Sale of Promissory Notes and Warrants

1.1. Sale and Issuance of Promissory Notes and Warrants. Upon the terms herein and in reliance on the representation and warranties contained herein, each Lender hereby purchases from the Company, and the Company shall issue and sell to each Lender, at the Closing (as defined below), (i) one or more promissory notes in the form attached hereto as Exhibit B (each a “Note” and collectively the “Notes”) in the principal amounts set forth opposite the names of the respective Lenders attached hereto as Exhibit A, and (ii) one or more warrants, in the form attached hereto as Exhibit C (each a “Warrant”, and collectively, the “Warrants”) to purchase Common Stock of the Company (the “Common Stock”). The purchase price for each Note shall be an amount equal to the principal face amount thereof, and the Company is extending the Warrants as additional consideration to the Lenders for their investment in the Notes.

1.2. Lending and Repayment of Principal Amounts. Each Lender agrees that the Principal Amounts will be loaned to the Company at the Closing (as defined below). The Company’s obligations to repay the respective principal amount to each Lender shall be evidenced by, and shall be governed by the terms of, the applicable Note.

1.3. Closing. The closing of the purchase and sale of the Notes and Warrants contemplated in Section 1.1 (the “Closing”) shall take place at 10:00 a.m. on the date hereof, or at such other time and date as the parties hereto mutually agree (the “Closing Date”). Notwithstanding any later closing or issuance of any Note or Warrant, the effective date of the transactions contemplated hereby, including without limitation the computation of interest under the Notes and the exercise price of the Warrants, shall be April 15, 2003.

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2. Representations and Warranties of the Company

The Company represents and warrants to each Lender that the following statements are true and correct as of the date of this Agreement, unless such specific representation is made as of a specific date, in which case such specific representation shall be true and correct as of the date specified therein:

2.1 Organization and Standing. The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company has delivered to each Lender, prior to the execution of this Agreement, complete and correct copies of its Articles of Incorporation and Bylaws.

2.2 Requisite Power. The Company has all requisite legal power and authority to execute and deliver this Agreement, to issue each of the Notes and Warrants to each Lender, and to carry out and perform its other obligations under this Agreement.

2.3 Capitalization. The Company has issued and, as of the date of this Agreement, there are outstanding [Sixteen Million Four Hundred Thirty-three Thousand Two Hundred-two (16,433,202)] shares of Common Stock (the “Common Stock”), together with warrants to purchase              shares of Common Stock and incentive and non-qualified stock options to purchase              shares of Common Stock. Other than as provided in the preceding sentence, there are no outstanding options, warrants, subscriptions, rights or agreements for the purchase or acquisition from the Company or by the Company of its Common Stock.

2.4 Authorization. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereunder, including without limitation, the execution and delivery of the Notes and Warrants to the Lenders, have been duly authorized by all necessary action on the part of the Company. This Agreement has been executed and delivered by the Company, and assuming the due authorization, execution and delivery of each of the parties hereto, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

2.5 Undisclosed Liabilities. The Company has publicly filed a Transition Report on Form 10-K for the transition period ended December 31, 2002 (the “Transition Report”). The Transition Report complies in all material respects with the requirements for such reports under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Except as set forth on the audited balance sheet of the Company contained in the Transition Report, or as otherwise disclosed in the Transition Report, the Company does not have any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including without limitation, liabilities or obligations on account of taxes or other governmental charges or penalties, interest or fines thereon or in respect thereof required by generally accepted accounting principles to be shown or reflected thereon that were not so shown or reflected.

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2.6 Compliance with Other Instruments. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) the Articles of Incorporation or Bylaws of the Company; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or its respective properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate are not (A) reasonably likely to materially impair the ability of the Company to perform its obligations under this Agreement or (B) reasonably likely to prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any governmental body is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement.

3. Representations and Warranties of the Lenders

Each Lender hereby individually represents and warrants, severally but not jointly, that:

3.1. Accredited Investors; Sophistication; No Investment Company. The Lender is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Lender, either directly or through its officers, directors or affiliates, or in combination with its advisors, attorneys, accountants, investment bankers or other persons, has substantial experience in evaluating and investing in private placements of securities in enterprises similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Lender is a resident of the state listed next to such Lender’s name on Exhibit A.

3.2. Investment Intent; Legend. The Lender is acquiring the Note and Warrant and, upon exercise of the Warrant, if any, the Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, to any person or entity. The Lender understands that the Note and Warrant have not been, and upon exercise of the Common Stock will not have been registered under the Securities Act of 1933 (the “Securities Act”) owing to specific exemptions from the registration provisions of the Securities Act, the availability of which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender further understand that the Common Stock are “restricted securities” within the meaning of rule 144 promulgated under the Securities Act and that, as such; certificates representing the Common Stock, if any, will be imprinted with a legend substantially within the following form:

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THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN BY THE PERSON WHOSE NAME APPEARS ON THE FACE HEREOF SOLELY FOR PURPOSES OF INVESTMENT. AS SUCH, THE SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS OR (B) THE ISSUER OR ITS TRANSFER AGENT RECEIVES FROM THE TRANSFEROR A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AS TO FORM, SUBSTANCE AND MAKER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, AND STATING THE BASIS THEREFOR.

3.3 Restrictions on Subsequent Transfer. The Lender acknowledges that the Note and the Warrant, and the Common Stock must be held indefinitely unless subsequently registered under the Securities Act and applicable state “blue sky” laws or unless an exemption from such registration is available. The Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring following the satisfaction of certain holding periods, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and certain limitations on the number of shares being sold. It is further aware that if the benefits of Rule 144 become available to holders of the Company’s securities compliance with certain provisions of Rule 144 may be necessary regardless of whether the Note and the Warrant, or any Common Stock are subsequently registered if the Lender is considered an “affiliate” of the Company for purposes of the rule. The Lender has consulted with its attorneys and financial advisors regarding the effect of Rule 144 and other applicable transfer restrictions and understands fully the potential problems associated with holding illiquid securities.

3.4 Review of Reports; Access to Data; Independent Review. The Lender has been advised to review, and to the Lender’s satisfaction the Lender has reviewed, the Transition Report and all documents incorporated by reference therein. Without limiting the generality of the foregoing, the Lender has reviewed in detail the portions of the Transition Report that included the Company’s audited financial statements at December 31, 2002 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” The Lender has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has had an opportunity to investigate the Company’s facilities and financial data. The Lender has also had an opportunity to ask questions of officers of the Company regarding those matters, which questions were answered to the Lender’s satisfaction. The Lender understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not a thorough or exhaustive description. The Lender has conducted a thorough investigation of the Company’s business, financial and management condition and has reviewed independently the Company’s prospective operations and performance.

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3.5 Reliability of Representations; Indemnity. The Lender recognizes that the Company will rely on the representations contained in this Agreement to evaluate the suitability of the transactions contemplated hereby for investment by such Lender, and that the Company will further rely on those statements in perfecting an exemption from registration under the Securities Act and applicable state blue sky laws. As a result, the Lender understands that the Company will rely on all such representations in accepting any subscriptions for the Note and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the Lender’s subscription. The Lender hereby grants permission to the Company to take such actions as it deems reasonably necessary to investigate such representations, and agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including, without limitation, reasonable attorneys’ fees, sustained as a result of any misstatement or omission on the Lender’s part.

4. Closing.

At the Closing (i) the representations and warranties of the Company contained in Section 2 shall be true in all respects; (ii) the representations and warranties of the Lenders contained in Section 3 shall be true in all respects; (iii) the Company shall have duly executed and delivered a Note to each of the Lenders for their respective principal amounts; (iv) the Company shall have duly executed and delivered a Warrant to each of the Lenders; and (v) each Lender shall have delivered the Principal Amount set forth opposite such Lender’s name on Exhibit A.

5. Miscellaneous

5.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Warrants under this Agreement as consideration for the exercise of the BRC Option and, to the extent not used therefor, as working capital to be used for the development of the Company as determined by the Company’s management in its reasonable discretion.

5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties. Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, heirs and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without reference to that state’s choice of law principles.

5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified (including via facsimile transmission) or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten days’ advance written notice to the other parties given in the foregoing manner. In each case such notice shall be addressed as follows:

To the Company:

IMPCO Technologies, Inc.

16804 Gridley Place Cerritos,

California 90703

Fax: (562) 924-8069

Attn: Robert M. Stemmler

To the Lenders:

At the addresses set forth in Exhibit A

5.7 Attorney and Financial Advisor Fees. Each party shall be responsible for its own legal and financial advisor fees and expenses incurred up to and including, the date of this Agreement in considering and documenting the transactions contemplated hereby. If, following the execution of this Agreement, any of the parties initiates any litigation against the other party involving this Agreement, the prevailing parties in such action shall be entitled to receive reimbursement from the initiating parties for all reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

5.8 Amendments and Waivers. After the Closing, any term of this Agreement may be amended and the observance of any term may be waived upon the written consent of the Company and the Lenders holding a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such waiver or amendment shall vary the Principal Amount, interest rate, or maturity date of any Note without the written consent of the holder of such Note affected by such proposed waiver or amendment.

5.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

5.11 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, the Notes, the Warrants and the other documents delivered at the Closing constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

5.12 Governing Law; Venue and Jurisdiction. This Agreement shall be governed by the laws of the State of California applicable to contracts negotiated and wholly performed within that state by residents thereof. In the event of any dispute under this Agreement, the Notes or the Warrants, such dispute shall be adjudicated within the federal or state courts of Orange County, California, and each of the parties hereto expressly consents to the jurisdiction and venue thereof, which jurisdiction and venue shall be mandatory and not elective.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date his or her signature has been subscribed and sworn to below.

COMPANY: IMPCO Technologies, Inc.

By:
Robert Stemmler Its: President and Chief Executive Officer

	Address:	16804 Gridley Place Cerritos, California 90703

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COUNTERPART SIGNATURE PAGE

TO NOTE PURCHASE AGREEMENT

FOR IMPCO TECHNOLOGIES, INC.

Exact name(s) in which ownership of Notes is to be registered:

(Print Name)

(Signature)

Address:

Phone:	Fax:

Email:	Date:

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EXHIBIT A

PROMISSORY NOTE

SCHEDULE OF LENDERS

Investor Name	Principal Amount	Total Loan Amount

Total		$

(all amounts shown are in United States Dollars)

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EXHIBIT B

FORM OF PROMISSORY NOTE

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EXHIBIT C

FORM OF WARRANT

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